Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Common Share

For the Quarter Ended June 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$5,081,000
Preferred stock dividends	(20,000)
Income available to common stockholders	5,061,000	14,183,569	$0.36
Effect of Dilutive Securities:
Stock options		203,698
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$5,061,000	14,387,267	$0.35
For the Quarter Ended June 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$4,048,000
Preferred stock dividends	(20,000)
Income available to common stockholders	4,028,000	14,136,736	$0.28
Effect of Dilutive Securities:
Stock options		119,268
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$4,028,000	14,256,004	$0.28
For the Six Months Ended June 30, 2014
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$10,025,000
Preferred stock dividends	(40,000)
Income available to common stockholders	9,985,000	14,172,196	$0.70
Effect of Dilutive Securities:
Stock options		193,781
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$9,985,000	14,365,977	$0.70
For the Six Months Ended June 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$7,693,000
Preferred stock dividends	(40,000)
Income available to common stockholders	7,653,000	14,134,341	$0.54
Effect of Dilutive Securities:
Stock options		75,009
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$7,653,000	14,209,350	$0.54